(d)(18)(i)

AMENDED SCHEDULE A

to the

EXPENSE LIMITATION AGREEMENT

VOYA MUTUAL FUNDS

OPERATING EXPENSE LIMITS

Name of Fund[1]	Maximum Operating Expense Limit (as a percentage of average net assets) Class

	A	B	C	I	O	P	R	R6	W

Voya Diversified Emerging Markets Debt Fund[3] Initial Term for Classes A, C, I, and W Shares Expires March 1, 2014	1.25%	N/A	2.00%	0.95%	N/A	N/A	N/A	N/A	1.00%

Voya Diversified International Fund[3,4]	1.58%	2.33%	2.33%	1.33%	1.58%	N/A	1.83%	N/A	1.33%

[1]	This Agreement shall automatically renew for one-year terms with respect to a Fund unless otherwise terminated in accordance with the Agreement.

[2]	The operating expense limits apply only at the Fund level and do not limit the fees payable by the underlying investment companies in which the Funds invest.

[3]	The maximum operating expense limit includes the acquired fund fees and expenses.

[4]	The expense limits will remain in effect for the following period, whichever is longer: 1) five years after shareholder approval of the bifurcated advisory fees; or 2) two years after the last tranche of the ING US IPO (now known as Voya Financial, Inc.).

Name of Fund[1]	Maximum Operating Expense Limit (as a percentage of average net assets) Class

	A	B	C	I	O	P	R	R6	W

Voya Global Bond Fund Initial Term Expires March 1, 2008 Initial Term for Class O Shares Expires March 1, 2010 Initial Term for Class W Shares Expires March 1, 2011 Initial Term for Class R Shares Expires March 1, 2012 Initial Term for Class P Shares Expires March 1, 2014 Term for Class I Shares Expires March 1, 2014 Initial Term for Class R6 Shares Expires March 1, 2015	0.90%	1.65%	1.65%	0.65%	0.90%	0.15%	1.15%	0.65%	0.65%

Voya Global Corporate Leaders® 100 Fund Initial Term for Classes A and I Shares Expires March 1, 2019	0.91%	N/A	N/A	0.56%	N/A	N/A	N/A	N/A	N/A

Voya Global High Dividend Low Volatility Fund Initial Term for Classes A and I Shares Expires March 1, 2019	0.85%	N/A	N/A	0.60%	N/A	N/A	N/A	N/A	N/A

Voya Global Perspectives® Fund[3] Term Expires March 1, 2015	1.23%	N/A	1.98%	0.98%	N/A	N/A	1.48%	N/A	0.98%

Voya Global Real Estate Fund Term Expires March 1, 2016	1.40%	2.15%	2.15%	1.15%	1.40%	N/A	1.65%	1.10%	1.15%

[1]	This Agreement shall automatically renew for one-year terms with respect to a Fund unless otherwise terminated in accordance with the Agreement.

[2]	The operating expense limits apply only at the Fund level and do not limit the fees payable by the underlying investment companies in which the Funds invest.

[3]	The maximum operating expense limit includes the acquired fund fees and expenses.

[4]	The expense limits will remain in effect for the following period, whichever is longer: 1) five years after shareholder approval of the bifurcated advisory fees; or 2) two years after the last tranche of the ING US IPO (now known as Voya Financial, Inc.).

Name of Fund[1]	Maximum Operating Expense Limit (as a percentage of average net assets) Class

	A	B	C	I	O	P	R	R6	W

Voya International Core Fund Initial Term Expires March 1, 2012 Initial Term for Class W Shares Expires March 1, 2014	N/A	N/A	N/A	0.95%	N/A	N/A	N/A	N/A	0.95%

Voya Multi-Manager Emerging Markets Equity Fund Term Expires March 1, 2014	1.60%	2.35%	2.35%	1.35%	N/A	N/A	1.85%	N/A	1.35%

Voya Multi-Manager International Equity Fund Initial Term Expires March 1, 2012	N/A	N/A	N/A	0.99%	N/A	N/A	N/A	N/A	N/A

Voya Multi-Manager International Small Cap Fund Term Expires March 1, 2017	1.95%	2.60%	2.60%	1.40%	1.85%	N/A	N/A	N/A	1.60%

Voya Russia Fund Term for Class A, Class I, and Class W Shares Expires March 1, 2015	2.15%	N/A	N/A	1.90%	N/A	N/A	N/A	N/A	1.90%

/s/HE

HE

*	Effective Date: December 5, 2016, to reflect the addition of Voya Global Corporate Leaders® 100 Fund and Voya Global High Dividend Low Volatility Fund.

[1]	This Agreement shall automatically renew for one-year terms with respect to a Fund unless otherwise terminated in accordance with the Agreement.

[2]	The operating expense limits apply only at the Fund level and do not limit the fees payable by the underlying investment companies in which the Funds invest.

[3]	The maximum operating expense limit includes the acquired fund fees and expenses.

[4]	The expense limits will remain in effect for the following period, whichever is longer: 1) five years after shareholder approval of the bifurcated advisory fees; or 2) two years after the last tranche of the ING US IPO (now known as Voya Financial, Inc.).

3